EXHIBIT 10.10


                   AMENDMENT NO. 1 TO ENVIRONMENTAL AGREEMENT
                   ------------------------------------------

            Amendment No. 1, dated as of December 10, 1993 to the Environmental Agreement entered into as of July 22, 1993 (the "Environmental Agreement") by and among BP Exploration & Oil Inc., an Ohio corporation ("BP"), Truckstops Corporation of America Inc., a Delaware corporation ("TA", and together with BP, "Seller") and TA Operating Corporation, a Delaware corporation (formerly known as T.S. Network Corp. and together with its successors and assigns, "Buyer").

            Buyer and Seller desire to amend the Environmental Agreement as set forth in this Amendment No. 1.

            NOW, THEREFORE, the parties hereto agree as follows:

            1. AMENDMENT OF SECTION 2. Section 2 of the Environmental Agreement is hereby amended by adding to the end of Section 2 a new subsection (d) which shall read as follows:

                  (d) There are no circumstances or conditions that are reasonably likely to result in Material Environmental Damages in connection with an application for renewal of a Material Permit which has not expired on or before the Closing Date.

            2. AMENDMENT OF SECTION 9. Section 9 of the Environmental Agreement is hereby amended by adding to the end of the heading of Section 9 the phrase "and Post-Closing




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Permit Transfers" and by adding to Section 9 a new Section 9(c) which shall read as follows:

            (c) (i) After the Closing Date, Sellers shall continue to maintain the validity and full force and effect of any Material Permits (as that term is defined in the Asset Purchase Agreement) required pursuant to Environmental Laws with respect to which Material Required Permit Approvals (as that term is defined in the Asset Purchase Agreement) have not been obtained, until such Material Required Permit Approvals are obtained.

                  (ii) (A) For any Material Permits required pursuant to Enviromental Laws for which a renewal application has been submitted on or before the Closing Date, Sellers shall take all reasonable actions to obtain Material Required Permit Approvals within a reasonable period of time after the Closing Date.

                        (B) With respect to any Material Permits required pursuant to Environmental Laws which have expired on or before the Closing Date and for which a renewal application has been submitted on or before the Closing Date, Seller shall be solely responsible for the costs of any equipment upgrades or additions or process changes or modifications or studies (including, but not limited to, pre-certification studies) necessary to obtain the renewal of such Material Permits and any such equipment upgrades or additions or process changes or modifications shall be in a form reasonably consistent in the circumstances with those




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in the auto/truckstop industry as of the Closing Date; PROVIDED, HOWEVER, that costs incurred as a result of any changes in laws, guidelines or policies of general application adopted on or after the Closing Date shall be Buyer's responsibility.

            (iii) For any Material Permits required pursuant to Environmental Laws which are in full force and effect and do not have a renewal application pending on the Closing Date, Sellers shall take all reasonable actions to obtain Material Required Permit Approvals within a reasonable time after the Closing Date and without the imposition of any new or modified conditions that are or would be applicable to the Business, the Purchased Assets, Buyer or any Franchisee which are materially burdensome upon the Business, the Purchased Assets, Buyer or any Franchisee or Buyer's future conduct of business. Seller shall cause the terms of the Material Permits required pursuant to Environmental Laws and transferred pursuant to the Material Required Permit Approvals to be in all material respects identical to the terms of the Material Permits in effect immediately prior to the Closing Date. Seller shall indemnify Buyer with respect to all costs and expenses of any equipment upgrades or additions or process changes or modifications or studies (including, but not limited to, pre-certification studies) reasonably required to comply with any new or modified conditions imposed in connection with the transfer of such Material Permits, PROVIDED, HOWEVER, that Buyer shall be responsible for all costs and expenses reasonably required to comply with any new or modified conditions in such Material Permits imposed as a result of any changes in Environmental Laws adopted on or after the Closing Date or any changes in policy or guidelines of general application of any Governmental Authority adopted on or after the Closing Date or any changes in Auto/Truckstop operations on or after the Closing Date.

            3. ADDITION OF SECTION 9A. The Environmental Agreement is hereby amended by adding thereto a new Section 9A which shall read as follows:

            9A. COLUMBIA, NEW JERSEY, SANITARY WASTEWATER TREATMENT. Seller hereby agrees to undertake all Environmental Compliance Actions and other activities necessary to develop a system for the treatment of sanitary wastewater at the Columbia, New Jersey auto/truckstop which (A) is a customary, appropriate and reasonably cost-efficient form of sanitary wastewater treatment, in light of standards for wastewater treatment in the Network and in the auto/truckstop industry in general, and (B) complies in all respects with applicable Environmental Laws.

            4. AMENDMENT OF SECTION 19. Section 19 of the Environmental Agreement is hereby amended by adding to the end of Section 19 the following language:

      Seller hereby agrees to the granting by Buyer of security interests in its rights, titles and interests in the Environmental Agreement to Buyer's Lenders.

      Any lender of the Buyer may reassign any or all of the rights under this Environmental Agreement assigned to it by the Buyer to:

            (1) any successor to the rights and obligations of Chemical Bank, as "Collateral Agent";

            (2) any "Lender" or "Senior Note Purchaser" and any of their respective successors and assigns;

            (3) any purchaser or transferee (including Chemical or any other Lender or Senior Note Purchaser) of any Real Property (as defined) at a judicial or non-judicial sale or other foreclosure proceeding or by deed or assignment in lieu of foreclosure and to any such purchaser's or transferee's purchasers, transferees, successors or assigns.




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            5. FULL FORCE AND EFFECT. Except as amended hereby, the
Environmental Agreement continues in full force and effect.

            IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the day and year first above written.


                              BP EXPLORATION & OIL INC.

                              By: /s/ David J. Atton
                                 -------------------------------------
                                 Name: David J. Atton
                                 Title: Vice President


                              TRUCKSTOPS CORPORATION OF AMERICA

                              By: /s/ David J. Atton
                                 -------------------------------------
                                 Name: David J. Atton
                                 Title: Attorney-in-Fact


                              TA OPERATING CORPORATION

                              By: /s/ Rowan G.P. Taylor
                                 -------------------------------------
                                 Name: Rowan G.P. Taylor
                                 Title: Vice President &
                                        Assistant Secretary